UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2018 [December 10, 2018]

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement.

On December 10, 2018, Advaxis, Inc., a Delaware Corporation (the “Company”) received a written notice of termination from Amgen Inc. (“Amgen”) with respect to the License and Collaboration Agreement, dated as of August 1, 2016 (the “Amgen Agreement”) pertaining to the development and commercialization of the Company’s ADXS-NEO program, a novel, preclinical investigational immunotherapy, using the Company’s proprietary Listeria monocytogenes attenuated bacterial vector, which activates a patient’s immune system to respond against unique mutations, or neoepitopes, contained in and identified from an individual patient’s tumor. The termination is effective as of February 8, 2019. The Company’s ADXS-NEO study is currently enrolling patients and the Company will evaluate whether to re-partner the ADXS-NEO program.

Under the terms of the Amgen Agreement, Amgen received an exclusive worldwide license to develop and commercialize the ADXS-NEO program. Amgen previously made an upfront payment to the Company of $40 million, purchased $25 million of the Company’s common stock and reimbursed the Company for certain research and development costs in support of the ADXS-NEO program. Under the Amgen Agreement, the Company and Amgen collaborated through a joint steering committee for the development and commercialization of ADXS-NEO. The Company was eligible to receive future contingent payments based on development, regulatory and sales milestones as well as high single digit to double digit royalty payments based on worldwide sales of licensed products by Amgen. Pursuant to the terms of the Amgen Agreement, upon Amgen’s termination, the license to Amgen will terminate and the Company will regain worldwide rights for the development and commercialization of its ADXS-NEO program. In addition, Amgen will have certain obligations as set forth in the Amgen Agreement, including promptly deleting or destroying any materials related to the development or manufacturing of the ADXS-NEO program. During the fiscal years ended October 31, 2018 (unaudited) and 2017, the Company recorded reimbursements of approximately $5.8 million and $7.5 million, respectively, relating to the Amgen Agreement

The foregoing description of the Amgen Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amgen Agreement, which has been previously filed as Exhibit 10.57 to the Company’s Annual report on Form 10-K, filed with the Securities and Exchange Commission on January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: December 13, 2018	By:	/s/ Molly Henderson
Molly Henderson
Executive Vice President and Chief Financial Officer